EXHIBIT 21.1


                      HEALTHPLAN SERVICES CORPORATION (DE)


                                  SUBSIDIARIES


   HEALTHPLAN SERVICES, INC. (FL)
       (d/b/a HCI HEALTHPLAN SERVICES; HCI HEALTHPLAN SERVICES, INC.;
       HPS SELECT BROKERAGE SERVICES; HARRINGTON BENEFIT SERVICES;
       R. E. HARRINGTON)
            AMERICAN BENEFIT PLAN ADMINISTRATORS, INC. (CA)
            CENTRA HEALTHPLAN LLC (DE)
            EMPLOYEE BENEFITS SERVICES, INC. (LA)
            GROUP BENEFIT ADMINISTRATORS INSURANCE AGENCY, INC. (MA) HARRINGTON SOUTHWEST, INC. (MO) (1/3)
            HEALTHPLAN SERVICES INSURANCE AGENCY, INC. (MA)
            HEALTHPLAN SERVICES INSURANCE AGENCY OF ILLINOIS, INC. (IL) MONTGOMERY MANAGEMENT CORPORATION (PA)
            PROHEALTH, INC. (DE)
                (d/b/a HARRINGTON PROHEALTH OR PROHEALTH COMPCARE IN SEVERAL
                 STATES)
            REH AGENCY OF MISSOURI, INC. (MO)
            RETAIL CARD L.L.C. (DE) (50%)
            SOUTHERN NEVADA ADMINISTRATORS, INC. (NV)
   HEATHCARE INFORMATICS CORPORATION (FL)
   NATIONAL PREFERRED PROVIDER NETWORK, INC. (NY)
   NATIONAL NETWORK SERVICES, INC. (NY)
   QUALITY MEDICAL ADMINISTRATORS, INC. (NY)